Exhibit 10.38

TRADEMARK LICENSE AGREEMENT

THIS AGREEMENT is entered into this 1st day of September, 2021 by and between Blockfusion Ventures, Inc., a Delaware corporation (“LICENSOR”), and Blockfusion USA, Inc., a Delaware corporation (“LICENSEE”).

W I T N E S S E T H:

WHEREAS, LICENSOR is the sole and exclusive owner of the trademark identified more fully on Schedule A attached hereto (the “Trademark”), including all common-law rights and goodwill related thereto; and

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE the right, privilege and license to use the Trademark on or in association with the services covered by the application as set forth on Schedule A (the “Licensed Services”); and

WHEREAS, LICENSEE has represented that it has the ability to market and distribute the Licensed Services in the Territory identified in Schedule A attached hereto (the “Territory”) and to use the Trademark on or in association with the Licensed Services; and

WHEREAS, both LICENSEE and LICENSOR are in agreement with respect to the terms and conditions upon which LICENSEE shall use the Trademark;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows.

1. LICENSE GRANT

A. LICENSOR hereby grants to LICENSEE, for the Term of this Agreement a fully paid up, royalty-free, perpetual and non-transferable license to use the Trademark on or in association with the Licensed Services in the Territory, as well as on promotional and advertising material associated therewith.

B. LICENSEE may not grant any sublicenses to any third party without the prior express written consent of the LICENSOR which may be withheld for any reason.

C. LICENSOR reserves all rights not granted to LICENSEE herein.

2. TERM OF THE AGREEMENT

This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect commencing on the date of execution by both parties and shall extend for a perpetual term unless and until terminated in accordance with this Agreement.

3. WARRANTIES & OBLIGATIONS

A. LICENSOR represents and warrants that it has the right and power to grant the licenses granted herein and that there are no other agreements with any other party in conflict herewith.

B. LICENSEE represents and warrants that it will use its best efforts to promote, market, sell and distribute the Licensed Services.

C. LICENSEE shall be solely responsible for the production, sale and distribution of the Licensed Services and will bear all related costs associated therewith.

4. NOTICES, QUALITY CONTROL & SAMPLES

A. The licenses granted hereunder are conditioned upon LICENSEE’s full and complete compliance with the marking provisions of the trademark and copyright laws of the United States.

B. The Licensed Services, as well as all promotional, packaging, and advertising material relative thereto, shall include all appropriate legal notices as required by LICENSOR.

C. The Licensed Services shall be of a high quality which is at least equal to comparable services previously produced and marketed by LICENSEE under the Trademark and in conformity with a standard sample approved by LICENSOR.

D. If the quality of the Licensed Services falls below a standard as previously approved by LICENSOR, LICENSEE shall use its best efforts to restore such quality. In the event that LICENSEE has not taken appropriate steps to restore such quality within thirty (30) days after notification by LICENSOR, LICENSOR shall have the right to terminate this Agreement and require that the LICENSEE cease using the Trademark.

5. PATENTS, TRADEMARKS & COPYRIGHTS

A. LICENSOR shall seek, obtain and, during the Term of this Agreement, maintain in its own name and at its own expense, appropriate protection for the Trademark at its discretion.

B. It is understood and agreed that LICENSOR shall retain all right, title and interest in the Trademark as well as any modifications made to the Trademarks by LICENSEE.

C. The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

D. LICENSEE acknowledges LICENSOR’s exclusive rights in the Trademark and, further, acknowledges that the Trademarks are unique and original to LICENSOR and that LICENSOR is the owner thereof. LICENSEE shall not, at any time during or after the effective Term of the Agreement dispute or contest, directly or indirectly, LICENSOR’s exclusive right and title to the Trademark or the validity thereof. LICENSOR, however, makes no representation or warranty with respect to the validity of any patent, trademark or copyright which may issue or be granted therefrom.

E. LICENSEE acknowledges that the Trademark has acquired secondary meaning.

F. LICENSEE agrees that its use of the Trademarks inures to the benefit of LICENSOR and that the LICENSEE shall not acquire any rights in the Trademarks.

G. LICENSEE recognizes the value of the good will associated with the Trademarks and acknowledges that the Trademarks and all rights therein including the good will pertaining thereto, belong exclusively to LICENSOR.

6. TERMINATION

A. Immediate Right of Termination. LICENSOR shall have the right to immediately terminate this Agreement by giving written notice to LICENSEE in the event that LICENSEE does any of the following:

(1) files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the LICENSEE discontinues its business or a receiver is appointed for the LICENSEE or for LICENSEE’s business and such receiver is not discharged within thirty (30) days; or

(2) breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Trademark; or

B. Right to Terminate on Notice. This Agreement may be terminated by LICENSOR upon thirty (30) days written notice to LICENSEE in the event of a breach of a material provision of this Agreement by LICENSEE, provided that, during the thirty (30) day period, the breaching party fails to cure such breach.

C. LICENSOR shall have the right to terminate this Agreement at any time on sixty (60) days written notice to LICENSEE.

7. INDEMNITY

LICENSEE agrees to defend and indemnify LICENSOR, its officers, directors, agents and employees, against all costs, expenses and losses (including reasonable attorneys’ fees and costs) incurred through claims of third parties against LICENSOR based on the production, distribution or sale of the Licensed Services.

8. JURISDICTION & DISPUTES

A. This Agreement shall be governed in accordance with the laws of the State of Delaware.

B. All disputes under this Agreement shall be resolved by the courts of the State of Delaware, including the United States District Court for the District of Delaware and the parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

9. AGREEMENT BINDING ON SUCCESSORS

The provisions of this Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors and assigns.

10. WAIVER

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

11. SEVERABILITY

If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

12. NO JOINT VENTURE

Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

13. ASSIGNABILITY

The license granted hereunder is personal to LICENSEE and shall not be assigned by any act of LICENSEE or by operation of law unless in connection with a transfer of substantially all of the assets of LICENSEE or with the consent of LICENSOR.

14. INTEGRATION

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, including any option agreements which may have been entered into between the parties, and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

BLOCKFUSION VENTURES, INC.		BLOCKFUSION USA, INC.

By:	/s/ Kant Trivedi	By:	/s/ Alex Martini-Lo Manto

Title:	Director	Title:	CEO

Date:	10/3/2021	Date:	10/3/2021

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